As filed with the Securities and Exchange Commission on July 20, 2009
Registration No. 333-149163

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 MEDPRO SAFETY PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	3841	91-2015980
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

817 Winchester Road, Suite 200
Lexington, KY 40505
(859) 225-5375
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Walter Weller
President and Chief Operating Officer
817 Winchester Road, Suite 200
Lexington, KY 40505
(859) 225-5375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Alan K. MacDonald Frost Brown Todd LLC 400 West Market Street, Suite 3200 Louisville, Kentucky 40202 (502) 589-5400 (502) 581-1087 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                                                                Accelerated filer  ☐
Non-accelerated filer    ☐                                                                Smaller reporting company ☑
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, issuable upon the conversion of preferred stock	1,376,147	$3.63	$ 4,995,413	$196.32
Common Stock, $0.001 par value per share, issuable upon the exercise of warrants	1,025,882	$3.63	3,723,951	146.35
Total (2)	2,402,029	$3.63	$ 8,719,365	$342.67
(1) In accordance with Rule 457(c), this price is estimated solely for purposes of calculating the registration fee and is based upon the average of the bid and asked prices of the common stock as reported on the OTC Bulletin Board on February 6, 2008.
(2) Pursuant to Rule 416 under the Securities Act of 1933 the registrant is also registering such additional indeterminate number of shares as may become necessary to adjust the number of shares as a result of a stock split, stock dividend or similar adjustment of its outstanding common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

  Explanatory Note

This Amendment No. 3 amends this registration statement of MedPro Safety Products, Inc. only to include as Exhibit 5.1 the legal opinion of Armstrong Teasdale LLP.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky on July 20, 2009.

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ Walter W. Weller
Walter W. Weller
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer, Chairman of the Board of Directors	July 20, 2009
W. Craig Turner	(Principal Executive Officer)
/s/ Marc T. Ray	Vice President Finance, Chief Financial Officer	July 20, 2009
Marc T. Ray	(Principal Financial and Accounting Officer)
/s/ Walter W. Weller	President, Chief Operating Officer, Director	July 20, 2009
Walter W. Weller
*	Director	July 20, 2009
Gary A. Peterson
*	Director	July 20, 2009
Warren Rustand
*	Director	July 20, 2009
Ernest L. Fletcher
*	Director	July 20, 2009
W. Leo Kiely III
* By /s/ Walter W. Weller as attorney-in-fact for the named individual.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Armstrong Teasdale LLP.